Exhibit 16.1

February 4, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

I have read and agree with the comments in Item 4.01 of Form 8-K of Pegasi Energy Resources Corporation dated February 4, 2008.

/s/ George Stewart, CPA